UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/24/2008

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)         On June 24, 2008, the Board of Directors (the "Board") of Huttig Building Products, Inc. (the "Company"), upon recommendation of the Management Organization & Compensation Committee of the Board, approved an amendment to the Company's employment agreement with Mr. Jon P. Vrabely, the Company's President and Chief Executive Officer. The amendment provides for evergreen one-year extensions of the term of the agreement, which currently expires on December 31, 2008, unless either the Company or Mr. Vrabely provides at least ninety days notice of their intent not to renew prior to the expiration of the then-current term.

The Company expects to enter into an amended and restated employment agreement with Mr. Vrabely incorporating the above-described amendment.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: June 30, 2008	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer & Secretary